Exhibit 10.6

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated this 12 day of November, 2024, by and between Innovation1 Biotech Inc., a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”) of the Original Securities (defined below).

WHEREAS, the Company desires to exchange all of the Series B Preferred Stock, Series B-1 Preferred Stock, promissory notes and warrants issued by the Company to its investors, including all such securities currently held by the Investor (collectively, the “Original Securities”) representing an aggregate dollar value of $___________, for shares of Series C-1 Preferred Stock of the Company; and

WHEREAS, the Company and the Holder have come to an agreement to exchange (the “Exchange”) the Original Securities for __________ shares of Series C-1 Preferred Stock of the Company (the “Exchange Securities”), the draft Certificate of Designation (the “Certificate of Designation”) of which is in the form attached hereto as Exhibit A (together with this Agreement, including all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, the “Transaction Documents”), and the parties hereto are memorializing the Exchange on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holder shall no longer own any Original Securities, and the Company shall cancel the certificate(s) and all other physical documents evidencing the ownership of the Original Securities, if any.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Holder agrees to surrender to the Company the Original Securities and, in exchange therefor, the Company shall convey to the Holder the Exchange Securities.

1.1 Closing. On the Closing Date (as defined below), the Company will convey and deliver (or cause to be conveyed and delivered) the Exchange Securities to the Holder and, subject to Section 4.1, and the Holder will surrender to the Company the Original Securities (including any rights associated with such Original Securities) for cancellation. The closing of the Exchange shall occur as on the date hereof, or as soon thereafter as the parties hereto may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein.

1.2 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holder set forth in Sections 2 and 3 of this Agreement, the parties hereto acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

2.1 Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 Authorization; Enforcement. Subject to the Company increasing its authorized capital stock which will require shareholder approval and an amendment to the Company’s Articles of Incorporation (the “Capital Increase”), the Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s shareholders (both subject to the Capital Increase) in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Valid Exchange. Assuming the accuracy of the representations and warranties of the Investor contained herein, the issuance of the Exchange Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) subject to the Capital Increase, conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement or any other Transaction Document is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Securities are being conveyed exclusively for the exchange of the Original Securities and no other consideration has or will be paid for the Exchange Securities.

2.7 Section 3(a)(9) Representation. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Securities to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Securities to be integrated with other offerings to the effect that the delivery of the Exchange Securities to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

2.8 No Third-Party Advisors; No Brokers’ Fees. The Company has not engaged any third parties to assist in the solicitation with respect to the Exchange. No brokerage or finder’s fees or commissions are or will be payable by the Company with respect to the transactions contemplated by the Transaction Documents.

2.9 Filings, Consents and Approvals.  Other than for the Capital Increase (including the shareholder and Company approval) and any filings with OTCQB, OTCQX, or the Pink Open Market (collectively, the “OTC”), any filings required to be made with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act (the “SEC Reports”) or any state securities commission in connection with the transactions contemplated hereby, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any natural person, firm, partnership, association, corporation, company, trust business trust or other entity (each, a “Person”) in connection with the execution, delivery and performance by the Company of the Transaction Documents.

2.10 Capitalization.  Schedule 2.10 sets forth the Company’s outstanding capitalization.

2.11 Litigation.  Other than as set forth in the Schedule 2.11, there is no material action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or the Exchange Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

2.12 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as currently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect.

2.13 Intentionally omitted

2.14 Intentionally omitted

2.15 Investment Company. The Company is not, and is not an Affiliate of, and immediately after consummation of the transactions contemplated hereunder, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.16 No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading markets or exchanges on which the shares of the Company’s common stock is listed, quoted or designated for trading on the date in question (each, a “Trading Market”).

2.17 Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.18 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company, their respective businesses and the transactions contemplated hereby, including any Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Holder makes no, nor has made, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.19 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

2.20 Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

3.1 Ownership of the Original Securities. The Holder is the legal and beneficial owner of the Original Securities. The Holder owns the Original Securities outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.2 No Public Sale or Distribution. The Holder is acquiring the Exchange Securities in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof.

3.3 Accredited Investor and Affiliate Status. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 405 of the Securities Act) or (c) a “beneficial owner” of more than 10% of the common stock of the Company (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. The Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to complete the Exchange and to acquire the Exchange Securities.

3.5 Information. The Holder has been furnished with certain materials relating to the business, finances and operations of the Company and certain documentation relating to the Exchange which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company. The Holder acknowledges that the Company is delinquent on the filing of its SEC Reports and not all of the documents the Company is required have timely filed under Sections 13(a), 14(a) or 15(d) of the Exchange Act have been filed and/or posted on the Commission’s EDGAR site, and the Holder has not relied on any statement of the Company not contained in such documents or in the Transaction Documents in connection with the Holder’s decision to enter into this Agreement and the Exchange. Additionally, the Holder is aware that the Company is in default of certain of its contractual obligations.

3.6 Risk. The Holder understands that its investment in the Exchange Securities involves a high degree of risk. The Holder is able to bear the risk of the Exchange Securities including, without limitation, the risk of total loss of its investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 Prior Investment Experience. The Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Securities and the Exchange Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.8 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Securities nor have such authorities passed upon or endorsed the merits of the Exchange Securities.

3.9 Organization; Authorization. The Holder is either an individual or an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and has the requisite corporate or other power and authority to enter into and perform its obligations under this Agreement.

3.10 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by and on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. If applicable, the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Original Securities) will not result in a violation of the organizational documents of the Holder.

3.11 Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange. The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. The Holder acknowledges, understands and agrees that the Exchange Securities are being exchanged for the Original Securities hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

3.13 Legends. It is understood that, except as provided below, certificates or book entry accounts evidencing the Exchange Securities may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any state in connection with the issuance of sale of the Exchange Securities, the Exchange Securities shall also bear the legend required by such state authority.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1 Delivery. The Holder shall have delivered to the Company the Original Securities or otherwise acknowledged in writing that it will deliver the Original Securities within 10 calendar days hereof;

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.3 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holder contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Holder. The obligation of the Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein), except for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties of the Company shall be true and correct in all respects when made and on the Closing Date (unless as of a specific date therein); and

5.3 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

Section 6. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Securities in a manner that would require the registration under the Securities Act of the sale of the Exchange Securities or that would be integrated with the offer of the Exchange Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of Nevada, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. THE COMPANY AND THE HOLDER EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto; provided that a facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

Section 12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties hereto with respect to the matters covered herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Exchange Securities. Subject to its compliance with applicable federal and state securities laws, the Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

Section 14. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 15. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 16. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and any other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

INNOVATION1 BIOTECH INC.

By:

Name:	Francis Knuettel II
Title:	Interim CEO

Address for Notice to Company:

7 Grand View Avenue

Somerville, MA 02143
Attn: Francis Knuettel II, CEO

Email: fknuettel@i1bio.com

[Company Signature Page to the Exchange Agreement]

AGREED TO AND ACCEPTED:

BY:

By:

Name:

Title:

[Holder Signature Page to the Exchange Agreement]